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                                                                  EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado

June 4, 1997.